--------------------------------------------------------------------------------


 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. When considering the action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial
 Services Act 1986.

 This document should be read in conjunction with the accompanying Offer Document dated 30 June 1997 from Goldman Sachs International (the "Offer Document").

 If you have sold or otherwise transferred all your Energy Group Shares, please send this Form of Acceptance (but NOT if it is personalised), together with the accompanying Offer Document and reply-paid envelope, as soon as possible, to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Canada, Australia or Japan.

 The Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan and neither this Form of Acceptance nor the accompanying Offer Document is being mailed or otherwise distributed or sent in or into Canada, Australia or Japan. All persons (including nominees, trustees and custodians) who would, or otherwise intend to, forward this Form of Acceptance and the accompanying Offer Document must not distribute or send them in, into or from Canada, Australia or Japan, and doing so may render invalid any related purported acceptance of the Offer. Further details in this regard are set out in paragraph 8 of Part B of Appendix I to the accompanying Offer Document. To accept the Offer, holders of Energy Group ADSs must complete the Letter of Transmittal (rather than the Form of Acceptance) in accordance with the instructions printed on it.

 The Loan Notes to be issued pursuant to the Offer have not been, and will not be, registered under the United States Securities Act of 1933, as amended, or under any relevant securities laws of any state or district of the United States, will not be the subject of a prospectus under the securities laws of any province of Canada and will not be registered under any relevant securities laws of any other country. The Loan Notes are not being offered, sold or delivered, directly or indirectly, in or into the United States, Canada, Australia or Japan.

 If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.
--------------------------------------------------------------------------------

                   FORM OF ACCEPTANCE, AUTHORITY AND ELECTION

                       [LOGO OF PACIFICORP APPEARS HERE]

                             RECOMMENDED CASH OFFER

                                       by

                          GOLDMAN SACHS INTERNATIONAL

                                  on behalf of

                            PACIFICORP ACQUISITIONS
                    A WHOLLY-OWNED SUBSIDIARY OF PACIFICORP

                                      for

                              THE ENERGY GROUP PLC

--------------------------------------------------------------------------------
 Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance (the
 "Form").
                              ACTION TO BE TAKEN
 . To accept the Offer, complete page 3 of this Form, following the instructions and notes for guidance set out on pages 2 and 4.

 . Return this Form, duly completed and signed and, if your Energy
   Group Shares are in certificated form, accompanied by your share certificate(s) and/or other document(s) of title, by hand or by post to New Issues Department, Independent Registrars Group Limited, PO Box 166, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TH or by hand (during normal business hours only) to Independent Registrars Group Limited, 23 Ironmonger Lane, London EC2, as soon as possible but, in any event, so as to be received by no later than 3.00 p.m. (London time), 10.00 a.m. (New York City time) on 29 July 1997. A reply-paid envelope is enclosed (for use within the United Kingdom and the United States only) for you to lodge documents by post.

 . If your Energy Group Shares are in uncertificated form (that is, if you do not have a paper share certificate because your shares are held in CREST), you should return this Form and take the action described in Part B (in particular, paragraphs 10(d)- 10(l)) of Appendix I to the Offer Document to transfer your Energy Group Shares to an escrow balance. For this purpose, the participant ID of the escrow agent, Independent Registrars Group Limited, in its capacity as a CREST receiving agent, is RA10, the member account ID of the escrow agent is ENERGY and the Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 5 on page 3 of this Form. You should ensure that the transfer to escrow settles not later than
   3.00 p.m. (London time), 10.00 a.m. (New York City time) on 29 July 1997. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

 . If you hold Energy Group Shares in both certificated and uncertificated form (that is, in CREST), you should complete a separate Form for each holding. If you hold Energy Group Shares in uncertificated form, but under different member account IDs, you should complete a separate Form in respect of each member account ID. Similarly, if you hold Energy Group Shares in certificated form, but under different designations, you should complete a separate Form in respect of each designation. You can obtain further Forms by contacting Independent Registrars Group Limited on telephone number 0181 639 2166.

 . If your Energy Group Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent and your share certificate(s) and/or other document(s) of title are readily available, you should complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s). If your share certificate(s) and/or other document(s) of title is/are not readily available, please read Note 6 on page 4 of this Form.

 . If you hold Energy Group Shares jointly with others, you must arrange for all your co-holders to sign this Form.

 . Any Form which is received in an envelope postmarked in, or which appears to PacificCorp Acquisitions or its agents to have been sent from Canada, Australia or Japan may be treated as invalid.

 . Please read Part B of Appendix I to the Offer Document, the provisions of which form part of this Form.

 . If you require assistance on how to complete this Form, please contact New Issues Department, Independent Registrars Group
   Limited on telephone number 0181 639 2166.

 . If, however, you have any general queries about the Offer, please contact the PacifiCorp Helpline on telephone number 0345 573 838.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    Page 2
                INSTRUCTIONS FOR COMPLETING PAGE 3 OF THIS FORM
THE PROVISIONS OF PART B OF APPENDIX I TO THE OFFER DOCUMENT FORM PART OF THIS FORM
-------------------------------------------------------------------------------

[1] TO ACCEPT THE OFFER           [2] TO ELECT FOR THE LOAN NOTE ALTERNATIVE
    To accept the Offer for           If, but only if, you wish to
    your Energy Group Shares,         elect for the Loan Note
    insert in Box [_] 1  the          Alternative, you must
    total number of Energy            complete Box [_] 2  . When
    Group Shares for which you        you have completed Box
    wish to accept the Offer,         [_] 1  , insert in Box
    including any Energy Group        [_] 2  the number of Energy
    Shares in respect of which        Group Shares in respect of
    you wish to make an               which you wish to elect for
    election for the Loan Note        the Loan Note Alternative.
    Alternative set out in Box        If you insert a number in
    [_] 2  .                          Box [_] 2  which is greater
    You must sign Box [_] 6  in       than the number inserted (or
    the presence of a witness         deemed to be inserted) in
    in accordance with the            Box [_] 1  , you will be
    instructions set out below,       deemed to have elected for
    which will constitute your        the Loan Note Alternative in
    acceptance of the Offer. If       respect of the number
    no number, or a number            inserted (or deemed to be
    greater than your entire          inserted) in Box [_] 1  .
    holding of Energy Group           The Loan Note Alternative is
    Shares, is inserted in Box        not available to persons
    [_] 1  and you have signed        entitled to participate in
    Box [_] 6  , you will be          the Offer who are citizens
    deemed to have accepted the       or residents of the United
    Offer in respect of your          States. Please note that in
    entire holding of Energy          order for PacifiCorp
    Group Shares (being your          Acquisitions to pay interest
    entire holding, if your           on the Loan Notes without
    Energy Group Shares are in        the United States
    certificated form, under          withholding tax of 30 per
    the name(s) and address(es)       cent., PacifiCorp
    specified in Box [_] 3            Acquisitions must receive a
    (or, if applicable, Box           statement certifying that
    [_] 4 ) or, if your Energy        the beneficial owner of the
    Group Shares are in CREST,        Loan Notes is not a United
    under the participant ID          States person or, in the
    and member account ID             case of an individual, not a
    specified in Box [_] 5 ).         citizen or resident of the
    By accepting the Offer, you       United States. If you elect
    will be deemed (unless you        the Loan Note Alternative,
    insert "YES" in Box [_] 8 )       you will be furnished with a
    to give the warranties in         United States Internal
    paragraph 11(l) of Part B         Revenue Service Form W-8 to
    of Appendix I to the Offer        enable you to make that
    Document.                         certification.
    PLEASE ENSURE YOUR SHARE
    CERTIFICATE(S) AND/OR OTHER
    DOCUMENT(S) OF TITLE ARE
    ENCLOSED.

-------------------------------------------------------------------------------

[3]

-------------------------------------------------------------------------------

[4] FULL NAME(S) AND ADDRESS(ES)
    OF REGISTERED SHAREHOLDER(S)      TELEPHONE NUMBER FOR
    If the details shown in Box       QUERIES
    4 [_] 3  (or on your share        Please enter a day-time
    certificate(s)) are not           telephone number (including
    correct in all respects,          STD code) where you can be
    please complete Box [_] 4         contacted in the event of
    with the full name(s) and         any query arising from
    address(es) of all                completion of this Form. You
    registered holder(s) in           must not insert a telephone
    BLOCK CAPITALS. Please do         number in Canada, Australia
    not complete Box [_] 4  if        or Japan.
    details shown in Box [_] 3
    (or on your share
    certificate(s)) are correct
    in all respects. Unless you
    complete Box [_] 7  , the
    address of the first-named
    holder shown in Box [_] 3
    (or, if applicable, Box
    [_] 4 ) is the address to
    which the payment of the
    cash consideration and/or
    Loan Notes becoming due to
    you will be sent. If you
    insert in Box [_] 4  an
    address in Canada,
    Australia or Japan, you
    must insert in Box [_] 7
    an alternative address
    outside Canada, Australia
    and Japan.

-------------------------------------------------------------------------------

[5] PARTICIPANT ID AND MEMBER ACCOUNT ID
    If your Energy Group Shares       the Form of Acceptance
    5 are in CREST, you must          Reference Number of this
    insert in Box [_] 5  the          Form and the other
    participant ID and the            information referred to in
    member account ID under           paragraph 10(f) of Part B of
    which such Shares are held        Appendix I to the Offer
    by you in CREST. You must         Document. The Form of
    also transfer (or procure         Acceptance Reference Number
    the transfer of) the Energy       appears next to Box [_] 5
    Group Shares concerned to         on page 3 of this Form.
    an escrow balance,
    specifying in the TTE
    instruction the participant
    ID and member account ID
    inserted in Box [_] 5  and


-------------------------------------------------------------------------------

[6] SIGNATURES
    To accept the Offer for           joint holder(s), insert the
    your Energy Group Shares,         name(s) and capacity(ies)
    6 you MUST SIGN Box [_] 6  ,        (eg. executor) of the
    regardless of which other         person(s) making the
    boxes you complete. In the        acceptance. A company may
    case of joint holders, ALL        either execute under seal,
    joint holders must sign Box       the seal being affixed and
    [_] 6  . Each holder must         witnessed in accordance with
    sign in the presence of a         its Articles of Association
    witness. The witness must         or other regulations or, if
    be over 18 years of age and       applicable, in accordance
    must not be one of the            with section 36A of the
    registered joint holders.         Companies Act 1985.
    The same witness may
    witness each signature of
    the registered joint
    holders. If the acceptance
    is not made by the
    registered

-------------------------------------------------------------------------------

[7] ALTERNATIVE ADDRESS
    If you want payment of the        BLOCK CAPITALS with the name
    7 cash consideration, Loan        of such person and the
    Notes and/or other                address (but not in Canada,
    documents to be sent to an        Australia or Japan). Box
    address other than the            [_] 7  must be completed by
    address of the first-named        holders who have completed
    registered holder in Box          Box [_] 4  with an address
    [_] 3  (or, if applicable,        in Canada, Australia or
    Box [_] 4 ) (e.g. the             Japan.
    address of your bank
    manager or stockbroker),
    you should complete Box
    [_] 7  in

-------------------------------------------------------------------------------

[8] OVERSEAS PERSONS
    If you are, or hold Energy        to give the warranties
    Group Shares for, a               required by paragraph 11(l)
    8 citizen, resident or            of Part B of Appendix I to
    national of a country other       the Offer Document, you must
    than the United Kingdom or        put "YES" in Box [_] 8  . If
    United States, please refer       you do not put "YES" in Box
    to paragraph 8 of Part B of       [_] 8  , you will be deemed
    Appendix I to the Offer           to have given such
    Document. If you are unable       warranties.

-------------------------------------------------------------------------------

[9] US DOLLAR PAYMENT ELECTION
    If, but only if, you want         your cash consideration in
    payment of the cash               US dollars. Details of the
    9 consideration in US dollars     basis of payment in US
    (rather than in pounds            dollars is set out in
    sterling), you must put           paragraph 15(f) of the
    "YES" in Box [_] 9  . You         letter from Goldman Sachs
    may not elect to receive          International in the Offer
    payment of the cash               Document. Please note that
    consideration in US dollars       any fluctuation in the US
    and pounds sterling. If you       dollar/pound sterling
    put "YES" in Box [_] 9  ,         exchange rate will be at
    you will receive the whole        your risk.
    of

                                  HELPLINES:

IF YOU REQUIRE FURTHER ASSISTANCE ON COMPLETING THIS FORM, PLEASE CONTACT NEW ISSUES DEPARTMENT, INDEPENDENT REGISTRARS GROUP LIMITED ON TELEPHONE NUMBER 0181 639 2166. IF, HOWEVER, YOU HAVE ANY GENERAL QUERIES ABOUT THE OFFER, PLEASE CONTACT THE PACIFICORP HELPLINE ON TELEPHONE NUMBER 0345 573 838.

--------------------------------------------------------------------------------

                                     Page 3
  PLEASE COMPLETE IN ACCORDANCE WITH THE INSTRUCTIONS ON PAGE 2. THE NOTES ON
                             PAGE 4 MAY ASSIST YOU.

--------------------------------------------------------------------------------

[1] To accept the    Box [_] 1    [2]  To elect the       Box [_] 2
    Offer for your                     Loan Note
    Energy Group                       Alternative,
    Shares,                          complete Box
    complete Box                       [_] 1  and
    [_] 1  and                         Box [_] 2
    sign Box                           and sign Box
    [_] 6   in the                     [_] 6  .
    presence of a
    witness.


                  --------------                    --------------
                  Total number                       Number of
                    of Energy                       Energy Group
                  Group Shares                       Shares for
                    for which                        which you
                   you wish to                     wish to elect
                   accept the                      the Loan Note
  PLEASE ENSURE       Offer                         Alternative
  THAT YOUR
  SHARE
  CERTIFICATE(S)
  AND/OR OTHER
  DOCUMENT(S)
  OF TITLE ARE ENCLOSED TO
  COVER THE ABOVE NUMBER OF
  SHARES.

--------------------------------------------------------------------------------

[3]



--------------------------------------------------------------------------------

                                                        Box [_] 4
  Full name(s) and address(es) of registered shareholder(s) (only if the
  details in Box [_] 3   or on your share certificate(s) are not correct in
  all respects)

[4] First registered holder        Second registered holder
    1. Forename(s) ______________  2. Forename(s) ______________
    Surname _____________________  Surname _____________________
    Address _____________________ Third registered holder _____________________________ 3. Forename(s) ______________
    _____________________________  Surname _____________________
    _____________________________    Fourth registered holder
    _____________________________  4. Forename(s) ______________
    Postcode ____________________  Surname _____________________

  In case of query, please state your day-time telephone number
  (including STD code) _________________________________________

--------------------------------------------------------------------------------

[5] Participant ID and                                    Box [_] 5
    member account ID
    Complete this Box only if           Participant ID __________
    your Energy Group Shares            Member account ID _______
    are in CREST.



  The Form of Acceptance
  Reference Number of this
  form is

--------------------------------------------------------------------------------

  Sign here to accept the Offer

[6] Signed and           Witnessed by:
    delivered as a                                      Box [_] 6
    deed by:


                         ------------------- -------------------
                         1 Name              Address
                         ------------------- -------------------
    -------------------  Signature           -------------------
    1 First              ------------------- Address
    registered holder    2 Name              -------------------
    -------------------  ------------------- -------------------
    2 Second             Signature           Address
    registered holder    ------------------- -------------------
    -------------------  3 Name              -------------------
    3 Third              ------------------- Address
    registered holder    Signature           -------------------
    -------------------  -------------------
    4 Fourth             4 Name
    registered holder    -------------------
                         Signature
    IMPORTANT: EACH REGISTERED HOLDER WHO IS AN INDIVIDUAL
    MUST SIGN IN THE PRESENCE OF A WITNESS (NOT BEING ONE OF
    THE REGISTERED JOINT HOLDERS) WHO MUST BE OVER 18 YEARS OF AGE AND WHO MUST ALSO SIGN AND PRINT HIS NAME AND ADDRESS WHERE INDICATED.


--------------------------------------------------------------------------------

[7] Address (outside Canada, Australia and Japan) to which payment of the cash consideration, Loan Notes and/or other documents are to be sent (if different to the address of the first-named holder in Box [_] 3 (or, if applicable, Box [_] 4 ).

                                                        Box [_] 7
    (Complete in BLOCK CAPITALS)


    Name _______________________________________________________
    Address ____________________________________________________
    _______________________________  Postcode ___________________

--------------------------------------------------------------------------------

[8] Overseas Person: Please put "YES" in Box [_] 8  if    Box [_] 8
    you are UNABLE to give the warranties set out in paragraph 11(l) of Part B of Appendix I to the Offer
    Document.

--------------------------------------------------------------------------------

[9] US dollar payment election: Please put "YES'' in Box  Box [_] 9
    [_] 9 if, but only if, you want to receive the whole of the payment of the cash consideration in US
    9 dollars (rather than pounds sterling).

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    Page 4
            NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to avoid inconvenience to you and delay, the following points may assist you.

1. IF YOUR NAME AND/OR OTHER DETAILS ARE SHOWN INCORRECTLY ON YOUR SHARE CERTIFICATE(S):

   (a) If your name and/or other details as recorded on your share certificate(s) are incorrect, you should write the correct details in Box [_]4 and lodge this Form with your share certificate(s).

   (b) If you have changed your name, lodge your marriage certificate or the deed poll with this Form for noting.

   (c) If you have changed your address, write the correct address in Box [_]4.

2. IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL, OR WISH TO SELL PART, OF YOUR HOLDING OF ENERGY GROUP SHARES:

   If you have sold or otherwise transferred all your holding of Energy Group Shares, you should at once send the accompanying Offer Document and reply-paid envelope (but NOT this Form if it is personalised) to the purchaser or transferee or to the stockbroker, bank or other agent through whom you made the sale or transfer for delivery to the purchaser or transferee. If your Energy Group Shares are in certificated form, and you wish to sell or otherwise transfer part of your holding of Energy Group Shares and wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 29 July 1997, you should ensure that the stockbroker or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Lloyds Bank Registrars, in respect of the balance of your holding of Energy Group Shares.

3. IF A HOLDER IS AWAY FROM HOME (E.G. ABROAD OR ON HOLIDAY):

   Send this Form by the quickest means (e.g. airmail), but not in or into Canada, Australia or Japan, to the holder for execution or, if he has executed a power of attorney, lodge this Form with Independent Registrars Group Limited, at one of the addresses given on page 1 of this Form, after it has been signed by the attorney. In the latter case, the attorney should sign in the presence of a witness who should also sign this Form and the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form for noting. No other signatures are acceptable. The power of attorney will be returned as directed.

4. IF THE SOLE HOLDER HAS DIED:

   A grant of probate or letters of administration must be taken out in respect of the relevant Energy Group Shares. If the grant of probate or letters of administration has/have been registered with Lloyds Bank Registrars, this Form must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness who must also sign this Form. This Form should then be lodged with Independent Registrars Group Limited, at one of the addresses given on page 1 of this Form, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Lloyds Bank Registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form, each in the presence of a witness who must also sign this Form and forward it to Independent Registrars Group Limited with the relevant share certificate(s) and/or other document(s) of title. However, the grant of probate or letters of administration must be lodged with Independent Registrars Group Limited at one of the addresses given on page 1 of this Form, before the consideration due under the Offer can be forwarded to the personal representative(s).

5. IF ONE OF THE JOINT HOLDERS HAS DIED:

   This completed Form should be signed by all the surviving holders, each in the presence of a witness, who must also sign this Form. This Form should then be lodged with Independent Registrars Group Limited, at one of the addresses given on page 1 of this Form, with the relevant share certificate(s) and/or other documents(s) of title and accompanied by the death certificate or the grant of probate or letters of administration in respect of the deceased joint holder. These documents will be noted by Independent Registrars Group Limited and returned as directed.

6. IF YOUR ENERGY GROUP SHARES ARE IN CERTIFICATED FORM AND THE CERTIFICATE(S) ARE HELD BY YOUR STOCKBROKER, BANK OR OTHER AGENT:

   If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form and, if the certificate(s) and/or other document(s) of title is/are readily available, arrange for this Form to be lodged by such agent with Independent Registrars Group Limited at one of the addresses given on page 1 of this Form, accompanied by the share certificate(s) and/or other document(s) of title.

   If your share certificate(s) and/or other documents of title is/are not readily available, complete, sign and lodge this Form with Independent Registrars Group Limited at one of the addresses given on page 1 of this Form, together with a letter stating that the balance will follow and any available share certificate(s) and/or other document(s) of title, and then arrange for the outstanding share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. (It will be helpful for your agent to be informed of the full terms of the Offer.) No acknowledgement of receipt of documents will be given.

7. IF YOUR ENERGY GROUP SHARES ARE IN CERTIFICATED FORM AND ANY SHARE CERTIFICATE HAS BEEN LOST:

   This completed Form, together with any share certificate(s) and/or other document(s) of title which may be available, should be lodged with Independent Registrars Group Limited, at one of the addresses given on page 1 of this Form, accompanied by a letter stating that you have lost one or more of your share certificate(s) and/or other document(s) of title, no later than 3.00 p.m. (London time), 10.00 a.m. (New York City time) on 29 July 1997. You should write as soon as possible to Lloyds Bank Registrars at The Causeway, Goring-by-Sea, Worthing, West Sussex BN99 6DA, for a letter of indemnity which, when completed in accordance with the instructions given, should be returned to Independent Registrars Group Limited, at one of the addresses given on page 1 of this Form. No acknowledgement of receipt of documents will be given.

8. IF YOUR ENERGY GROUP SHARES ARE IN CREST:

   You should take the action described in Part B (in particular, paragraphs 10(d)--10(l)) of Appendix I to the Offer Document to transfer your Energy Group Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears next to Box [_]5 on page 3 of this Form) so that such Number can be inserted in the TTE instruction.

   If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

9. IF YOU ARE NOT RESIDENT IN THE UNITED KINGDOM OR THE UNITED STATES:

   The attention of Energy Group shareholders not resident in the United Kingdom or the United States is drawn to paragraph 8 of Part B of Appendix I to the Offer Document.

Subject to the City Code, PacifiCorp Acquisitions reserves the right to treat as valid, in whole or in part, any acceptance of the Offer which is not entirely in order or which is not accompanied by (as applicable) the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title, or which is received by it at a place or places other than set out on this Form. In that event, no payment of cash or issue of Loan Notes under the Offer will be made until after (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to PacifiCorp Acquisitions have been received.

                                   HELPLINES

IF YOU REQUIRE FURTHER ASSISTANCE ON COMPLETING THIS FORM, PLEASE CONTACT NEW ISSUES DEPARTMENT, INDEPENDENT REGISTRARS GROUP LIMITED ON TELEPHONE NUMBER 0181 639 2166. IF, HOWEVER, YOU HAVE ANY GENERAL QUERIES ABOUT THE OFFER, PLEASE CONTACT THE PACIFICORP HELPLINE ON TELEPHONE NUMBER 0345 573 838.

                   Printed by RR Donnelley Financial, 89040